Exhibit 10.7(F)






                        Fort Howard Corporation
                          1919 South Broadway
                      Green Bay, Wisconsin  54304



                                                         March 1, 1995


                Amended and Restated Management Equity
                --------------------------------------
                        Participation Agreement
                        -----------------------


Dear Sirs:

          Reference is made to the Amended and Restated Management Equity Participation Agreement, dated as of August 8, 1988, by and among FH Holdings Corp., a Delaware corporation, and the other parties signatory thereto, as amended and supplemented from time to time, including the letter agreements dated June 27, 1990, between Fort Howard Corporation, a Delaware corporation (the "Company"), and the
                                                 -------
other parties signatory thereto (collectively, the "MEPA").
                                                    ----

          The provisions of the MEPA, insofar as such provisions relate to the shares of Voting Common Stock, par value $.01 per share, of the Company sold to Management Investors (as defined in the MEPA) pursuant to the provisions of the MEPA, and options to purchase shares of such Voting Common Stock granted to Management Investors pursuant to the provisions of the MEPA, are hereby amended, effective as of March 1, 1995 (the "1995 MEPA Amendment"), as follows:
                    -------------------

          1. Section 1.1 is amended by deleting the definition of "Fair Market Value" and by substituting the following therefor:

               ""Fair Market Value" means, on any given date, the
                 -----------------
          closing price of the shares of Common Stock, as reported on the NASDAQ/National Market System for such date or such national securities exchange as may be designated by the Committee (as defined in the Fort Howard Corporation Management Equity Plan) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded."

          2. The definition of "Options" set forth in Section 1.1 is amended by deleting the last sentence thereof and by adding the following sentence to the end thereof:




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          "The exercise price of a Vested Option may be paid in the
          form of cash or, in the sole discretion of the Committee, in shares of Common Stock already owned by the Management Investor (valued at their fair market value as determined by the Committee in its sole discretion), in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property. The exercise price may also, in the Committee's sole discretion, be paid in the form of shares of Common Stock withheld by the Company from the shares that would otherwise have been received by a Management Investor upon exercise of the Vested Option (which shares shall be valued by the Committee at their fair market value, net of the applicable exercise price, as determined by the Committee in its sole discretion). In its discretion, the Committee may also permit a Management Investor to exercise a Vested Option through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, provided that the
                                               --------
          Management Investor has delivered an irrevocable notice of exercise (the "Notice") to the broker or dealer and such
                         ------
          broker or dealer agrees: (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Vested Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability) and (C) to pay to the Management Investor the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Committee may modify the
          --------  -------
          provisions of this sentence to the extent necessary to conform the exercise of the Vested Option to Regulation T of the Exchange Act."

          3. Section 1.1 is amended by deleting the definition of "Stockholders Agreement" and by substituting the following therefor:

               ""Stockholders Agreement" shall mean the Stockholders
                 ----------------------
          Agreement dated as of March 1, 1995, among the Company and the other parties thereto, as amended from time to time."

          4. Section 1.1 is amended by deleting (i) the definition of "Transfer Restriction Period" and (ii) all definitions that are used solely in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 (as in effect prior to the amendments set forth herein).

          5. Section 1.1 is amended by deleting the definition of "Vested Options" and by substituting the following therefor:

               ""Vested Options" shall mean all Options granted to an
                 --------------
          individual and which are outstanding on the effective date of the 1995 MEPA Amendment, which Options shall vest and become exercisable on such date; provided, however, that
                                           --------  -------
          Vested Options shall not be exercisable unless the Common Stock subject to such Vested Options has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from




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                                   3

          registration under the Securities Act and from qualification under such state "blue sky" laws is available."


          6. Section 5.1 is amended by deleting the words "and VIII" and "except in the case of sales pursuant to Sections 2.4, 2.5 and Articles IV and V of the Stockholders Agreement".

          7. Section 7.1 is amended in its entirety to read as follows:

               "General Restrictions on Transfer.  Each Management
                --------------------------------
          Investor agrees that he will not Sell (as defined below) any Common Stock or any interest therein (i) for the period ending 180 days after the effective date of the Registration Statement filed with the Commission on November 23, 1994, as amended, or (ii) following the expiration of such 180-day period, except in compliance with the Securities Act and any applicable state securities laws. Subject to Section 7.5 hereof, no Option (whether or not a Vested Option) or any right or interest therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (collectively, "Sell"). A Vested Option can only be
                          ----
          exercised in accordance with the terms of this Agreement.
          No transfer of Common Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect."

          8. The legend set forth in Section 7.2 is amended in its entirety to read as follows:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          9. The first sentence of Section 7.4 is amended by deleting the words "pursuant to Section 7.5(a) hereof (other than paragraph (a) thereof)" and inserting the words "(other than a transfer of Vested Options pursuant to Section 7.5 hereof)" after the words "Common Stock or any interest therein".

          10. Section 7.5 is amended in its entirety to read as follows:

               "SECTION 7.5.  Certain Permitted Transfers.  Each
                              ---------------------------
          Management Investor shall have the right to Sell Vested Options to a Permitted Transferee (as defined below). For purposes of this Agreement, the term "Permitted Transferee"
                                                --------------------
          means a Person to whom a transfer is made by will or the laws of descent and distribution upon the death of any Management Investor; provided that no transfer pursuant to
                               --------
          this Section 7.5 shall be given effect on the books




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          of the Company unless and until the transferee shall agree in writing, in form and substance satisfactory to the Company, to become, and becomes, bound by all the terms of this Agreement and, at the option of the Company, the Stockholders Agreement. Anything to the contrary contained herein notwithstanding, no transfer from a Management Investor or any Permitted Transferee shall be made or recorded on the stock transfer records of the Company if, as a result thereof, the Company would be required to register any Common Stock under the Securities Act, the Exchange Act, or any applicable state securities or "blue sky" laws or would become subject to or would be in violation of the Investment Company Act."

          11. Article VIII is amended by deleting Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 thereof and by renumbering Sections 8.7, 8.8, 8.9 and 8.10 (as applicable) as Sections 8.1, 8.2, 8.3 and 8.4, respectively.

          12. The first sentence of Section 9.2 is amended by deleting the portion of such sentence that follows the words "in the event of such breach he shall" and by substituting the following therefor:

          ", in the case of any Vested Options exercised within six months of (or subsequent to) such termination of employment, promptly pay to the Company an amount in cash equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise of such Vested Options and the exercise price of such Vested Options multiplied by the number of shares of Common Stock subject to such Vested Options."




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          13.  The second sentence of Section 9.2 is amended by
     deleting the words "clause (i) or (ii) of" and ", as applicable".


                           FORT HOWARD CORPORATION



                           By:
                              -----------------------
                               Name:
                               Title:



Agreed:



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Donald H. DeMeuse



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Kathleen J. Hempel